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                      TENZER GREENBLATT LLP
                      THE CHRYSLER BUILDING
                       405 LEXINGTON AVENUE
                     NEW YORK, NEW YORK 10174
                         (212) 885-5000                  NEW JERSEY OFFICE
                                                   TENZER GREENBLATT & ZUNZ, PA
                    CABLE: "TENGRAN NEW YORK"            15 WARREN STREET
                    FACSMILE: (212) 885-5001          HACKENSACK, N.J. 07601
                                                          (201) 487-7511

                        January 13, 1998


TAM Restaurants, Inc.
1163 Forest Avenue
Staten Island, New York 10310

Gentlemen:

                  You have requested our opinion in connection with the public offering and sale (the "Offering") pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 (file no. 333-39937), of TAM Restaurants, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of (i) up to 1,150,000 shares (the "Offered Shares") of the Common Stock, $.0001 par value (the "Common Stock") of the Company, to be offered by the Company and (ii) redeemable warrants (the "Warrants") to purchase up to 575,000 shares of Common Stock of the Company ("Warrant Shares") to be offered by the Company. Additionally, the Company has agreed to register on behalf of certain selling securityholders (the "Selling Securityholders") up to 310,000 warrants (the "Selling Securityholders' Warrants") issuable in exchange for outstanding warrants previously granted to the Selling Securityholders, and up to 310,000 shares of Common Stock of the Company (the "Selling Securityholders' Warrant Shares") issuable upon exercise of the Selling Securityholders' Warrants.

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, the conformity to the originals of all documents presented to us as conformed or reproduced copies and the enforceability of all agreements and similar documents presented to us. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.






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TAM Restaurants, Inc.
January 13, 1998
Page 2




                  Based upon and subject to the foregoing, it is our opinion that:

                  1. The Offered Shares have been duly authorized and, when sold, paid for and issued as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

                  2. The Warrants, when paid for and issued as contemplated by the Registration Statement, will be valid and binding obligations of the Company.

                  3. The Warrant Shares have been duly authorized and, when sold, paid for and issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

                  4. The Selling Securityholders' Warrants, when issued in exchange for the outstanding warrants, as contemplated by the Registration Statement, will be valid and binding obligations of the Company.

                  5. The Selling Securityholders' Warrant Shares have been duly authorized and, when sold, paid for and issued upon exercise of the Selling Securityholders' Warrants in accordance with the terms of the Selling Securityholders' Warrants, will be validly issued, fully paid and nonassessable.

                  The opinions expressed in paragraphs 2 and 4 with regard to the valid and binding nature of the obligations referred to therein are limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or limiting creditors' rights generally and subject to general principles of equity.

                  We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of





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TAM Restaurants, Inc.
January 13, 1998
Page 3



persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.




                                                 Very truly yours,


                                              /S/ TENZER GREENBLATT LLP
                                              --------------------------
                                                 TENZER GREENBLATT LLP